                                                               EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                              FOR THE SIX MONTHS ENDED                FOR THE YEARS ENDED              FEB. 12, 1997
                                                     JUNE 30,                             DECEMBER 31,                  TO DEC. 31,
                                             -------------------------   -------------------------------------------   -------------
                                                2002         2001          2001        2000       1999        1998         1997
                                             -------------------------   -------------------------------------------   -------------
INCLUDING INTEREST ON DEPOSITS

EARNINGS
  Income before income taxes and
    cumulative effect of change in
    accounting principle                      (48,397)      15,603         27,159     18,558      19,480      15,794    $  16,434
  Plus:
    Accrued settlement charge                  64,509         --             --         --          --          --           --
    Total Fixed Charges (See below)            25,879       46,801         81,639     95,840      71,075      72,212       66,339
  Less:
    Preferred stock dividend (1)               (2,648)      (2,648)        (5,297)    (5,297)     (5,296)     (5,295)      (4,697)
                                            ---------    ---------       --------   --------   ---------   ---------    ---------
  Total Earnings                               39,343       59,756        103,501    109,101      85,259      82,711       78,076
                                            =========    =========       ========   ========   =========   =========    =========
FIXED CHARGES
  Total interest expense (2)                   22,540       43,461         74,816     89,200      64,390      65,409       60,458
  Interest included in operating lease
    rental expense (3)                            691          692          1,526      1,343       1,389       1,508        1,184
  Preferred stock dividend (1)                  2,648        2,648          5,297      5,297       5,296       5,295        4,697
                                            ---------    ---------       --------   --------   ---------   ---------    ---------
  Total Fixed Charges                       $  25,879    $  46,801       $ 81,639   $ 95,840   $  71,075   $  72,212    $  66,339
                                            =========    =========       ========   ========   =========   =========    =========

RATIO OF EARNINGS TO FIXED CHARGES               1.52         1.28           1.27       1.14        1.20        1.15         1.18
                                            =========    =========       ========   ========   =========   =========    =========


EXCLUDING INTEREST ON DEPOSITS

EARNINGS
  Income before income taxes and
    cumulative effect of change in
    accounting principle                      (48,397)      15,603         27,159     18,558      19,480      15,794       16,434
  Plus:
    Accrued settlement charge                  64,509         --             --         --          --          --           --
    Total Fixed Charges excluding interest
    on deposits (See below)                     7,724       12,856         22,464     27,231      21,943      24,156       21,064
  Less:
    Preferred stock dividend (1)               (2,648)      (2,648)        (5,297)    (5,297)     (5,296)     (5,295)      (4,697)
                                            ---------    ---------       --------   --------   ---------   ---------    ---------
  Total Earnings                               21,188       25,811         44,326     40,492      36,127      34,655       32,801
                                            =========    =========       ========   ========   =========   =========    =========

FIXED CHARGES
  Total interest expense (2)                   22,540       43,461         74,816     89,200      64,390      65,409       60,458
  Interest included in operating lease
    rental expense (3)                            691          692          1,526      1,343       1,389       1,508        1,184
  Preferred stock dividend (1)                  2,648        2,648          5,297      5,297       5,296       5,295        4,697
    Less:  interest expense on deposits       (18,155)     (33,945)       (59,175)   (68,609)    (49,132)    (48,056)     (45,275)
                                            ---------    ---------       --------   --------   ---------   ---------    ---------
  Total Fixed Charges excluding interest
    on deposits                             $   7,724    $  12,856       $ 22,464   $ 27,231   $  21,943   $  24,156    $  21,064
                                            =========    =========       ========   ========   =========   =========    =========

RATIO OF EARNINGS TO FIXED CHARGES               2.74         2.01           1.97       1.49        1.65        1.43         1.56
                                            =========    =========       ========   ========   =========   =========    =========


(1) The stock dividend amount has been grossed up to compute the pretax income equivalent assuming an estimated 35% tax rate.

(2) Interest expense includes cash interest expense on deposits and other debt and amortization of debt issuance costs.

(3) Calculation of interest included in operating lease rental expense is representative of the interest factor attributable to the lease payment.